United States
Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Materials Pursuant to Rule 14a-12

PROVENTION BIO, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

P.O. Box 666

Oldwick, NJ 08858

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 29, 2019

To the Stockholders of

Provention Bio, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Provention Bio, Inc. (the “Company”) will be held at the Officers of Lowenstein Sandler LLP, One Lowenstein Drive, NJ 07068, on May 29, 2019, beginning at 9 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

1.	To elect five directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

3.	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 9, 2019 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a proxy card to complete, sign and return by mail. Internet and telephone voting procedures are described on the following page, in the Proxy Statement and on the Notice of Internet Availability of Proxy Materials. For shares held through a bank, broker or nominee, you may vote by submitting voting instructions to your bank, broker or nominee. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors

/s/ Ashleigh Palmer
Ashleigh Palmer President and Chief Executive Officer

April 15, 2019
Oldwick, NJ

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 15, 2019.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 29, 2019.

Our proxy materials including our Proxy Statement for the 2019 Annual Meeting, our Annual Report for the fiscal year ended December 31, 2018 and proxy card are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

P.O. Box 666

Oldwick, NJ 08858

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on May 29, 2019 at 9 a.m. local time, at the Officers of Lowenstein Sandler LLP, One Lowenstein Drive, Roseland, NJ 07068, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Provention Bio, Inc. (the “Board”). A Notice of Internet Availability of Proxy Materials is first being mailed to stockholders entitled to vote at the meeting on or about April 15, 2019.

ABOUT THE MEETING

Why am I being provided with these materials?

We have made our proxy materials available to you on the Internet or, upon your request, delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Provention Bio, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on May 29, 2019 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting.

Why did I receive a Notice Regarding the Availability of Proxy Materials in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide shareholders access to our proxy materials over the Internet. We believe that the e-proxy process will expedite our stockholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) on or about April 15, 2019 to stockholders of record entitled to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials at www.proxyvote.com to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. Instructions on how to access the proxy materials over the Internet or to request a printed copy from us may be found on the Notice.

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

1.	To elect five directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

3.	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein, and the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2019 are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR these proposals.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, April 9, 2019, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 37,361,562 outstanding shares of common stock.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1. By Telephone — You can vote your shares by telephone by following the instructions provided on the Notice of Availability or proxy card. The telephone voting procedures are designed to authenticate a stockholder’s identity to allow a stockholder to vote its shares and confirm that its instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

2. Over the Internet — You can simplify your voting by voting your shares via the Internet as instructed on the Notice of Availability or proxy card. The Internet procedures are designed to authenticate a stockholder’s identity to allow a stockholder to vote its shares and confirm that its instructions have been properly recorded. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

3. By Mail — You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

4. In Person Vote at the Annual Meeting — If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting. If you hold your shares through a broker or bank and wish to vote in person, please bring a “legal” proxy from your broker or bank.

Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you hold your shares through bank, broker or other nominee (i.e., in “street name”), you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

1.	filing with the Secretary of the Company a notice of revocation;

2.	voting again by Internet or telephone at a later time;

3.	sending in another duly executed proxy bearing a later date; or

4.	attending the meeting and casting your vote in person.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Stock Transfer & Trust, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker, bank or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

With respect to the second proposal (ratification of the auditors) and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine”, such as the ratification of auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”

The election of directors (Proposal No. 1) is not considered to be “routine” matters and brokers are not permitted to vote on this matter if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal No. 2) is considered to be a “routine” matter, and hence your brokerage firm will be able to vote on Proposal No. 2 even if it does not receive instructions from you, so long as it holds your shares in its name.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL NO. 1: TO ELECT FIVE DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING
AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of seven directors, but effective as of the time of the Annual Meeting, our Board will be reduced to five members. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall hold office until the next election for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

Each of the nominees listed below is currently one of our directors. Cameron Gray and Francisco Leon, who have each served as directors since 2017, will not be standing for re-election.

It is the intention of the persons named in the proxies for the holders of common stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Our management does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by our Board. In accordance with our bylaws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the five nominees named below.

Nominees for Election

The persons listed below have been nominated for election (the “Director Nominees”) to fill the five director positions to be elected by the holders of the common stock.

Directors	Age	Year First Became Director
Ashleigh Palmer (Co-Founder, President and Chief Executive Officer)	56	2016
Jeffrey Bluestone	66	2019
Avery Catlin	71	2018
Anthony DiGiandomenico	52	2017
Wayne Pisano	64	2018

The following biographical descriptions set forth certain information with respect to the Director Nominees, based on information furnished to us by each Director Nominee.

Ashleigh Palmer, B.Sc., MBA – Co-Founder, President and Chief Executive Officer, Director

Mr. Palmer is a co-founder of Provention and has served as our President and CEO and on the board of directors since inception in 2016. Mr. Palmer currently serves as a non-executive director on the board of Third Pole, a clinical-stage biopharmaceutical company developing electric generated inhaled nitric oxide for certain life-threatening and debilitating critical care and chronic cardiopulmonary conditions. Mr. Palmer is also President of Creative BioVentures™ Corp. (CBV), a strategic advisory firm serving the biopharma industry. Since founding CBV in 2002, Mr. Palmer has advised numerous clients regarding corporate positioning and strategy, fund raising, merger and acquisition transactions, clinical development and commercialization, and has undertaken a number of CEO and board level transformational leadership and turnaround assignments for both public and private biopharma companies. From 2015 through 2017, Mr. Palmer served as Executive Chairman of Celimmune, LLC, a clinical development-stage immunotherapy company dedicated to developing therapies for celiac disease and refractory celiac disease. Celimmune was acquired by Amgen Inc. in November 2017. Mr. Palmer served as Chief Executive Officer of Unigene Laboratories, Inc., a biopharmaceutical company, from 2010 to July 2013 in conjunction with a substantial restructuring of Unigene’s debt. Following the debtholder’s acquisition of substantially all of Unigene’s assets, Unigene filed for bankruptcy in July 2013. Prior to founding Celimmune and CBV, Mr. Palmer was Vice President, Business Development for British Oxygen’s Ohmeda Pharmaceutical Products, Inc., where he was instrumental in its sale to a consortium led by Baxter International Inc. by spinning out the company’s inhaled nitric oxide assets as INO Therapeutics, Inc. (now Ikaria/Mallinckrodt). Under his leadership, as founding President and CEO, INO Therapeutics developed and commercialized the world’s first selective pulmonary vasodilator, INOmax®, establishing a time-based pricing, orphan drug franchise, subsequently acquired by Mallinckrodt in 2015 for $2.3 billion. Earlier in his career, Mr. Palmer held positions of increasing responsibility in sales and marketing leadership at Reckitt Benckiser. Mr. Palmer received his MBA from the University of Bradford and his B.Sc. honors in Biochemistry and Applied Molecular Biology from the University of Manchester. Mr. Palmer’s 30-plus years of extensive experience in the areas of corporate strategy formulation and preclinical and clinical drug evaluation, business and product development and commercialization make him a valuable member of our board of directors.

Jeffrey Bluestone – Director

Dr. Bluestone joined our board of directors in March 2019. Dr. Bluestone currently serves as the president and CEO of the Parker Institute for Cancer Immunotherapy, where he has served in those positions since June 2015. He also currently serves as the A.W. and Mary Margaret Clausen Distinguished Professor at University of California San Francisco (UCSF) and the director of the Hormone Research Institute in the Diabetes Center since 2000. From 2010 to 2015 Dr. Bluestone served as Executive Vice Chancellor and Provost at UCSF. Dr. Bluestone was the founding director of the Immune Tolerance Network, the largest NIH-funded multicenter clinical immunology research program, testing novel immunotherapies in transplantation, autoimmunity and asthma/allergy. He was appointed by former Vice President, Joe Biden as a member of the Blue Ribbon Panel of scientific experts to guide the National Cancer Moonshot Initiative and also served as a senior investigator at the National Cancer Institute of the National Institutes of Health. Dr. Bluestone is a highly accomplished scientific researcher whose work over nearly three decades has focused on understanding the basic processes that control T-cell activation and immune tolerance in autoimmunity, organ transplantation and cancer. His research has led to the development and commercialization of multiple immunotherapies, including the first FDA-approved drug targeting T-cell co-stimulation to treat autoimmune disease and organ transplantation and the first CTLA-4 antagonist drugs approved by the FDA for the treatment of metastatic melanoma. Dr. Bluestone was part of the team of early developers of a novel anti-CD3 monoclonal antibody, now called teplizumab, a pro-tolerogenic drug that has shown clinical activity in type 1 diabetes (T1D), psoriatic arthritis, and the reversal of kidney transplant rejection. He received his B.S. and M.S. from Rutgers University and his Ph.D. in immunology from the Weill Cornell Graduate School of Medical Science. Dr. Bluestone’s extensive scientific experience in autoimmunity and clinical development of FDA-approved therapies make him a valuable member of our board of directors.

Avery Catlin – Director

Mr. Catlin joined our board of directors in September 2018. He currently serves on the Board of Corbus Pharmaceutical Holdings, Inc. Mr. Catlin previously served as Senior Vice President and Chief Financial Officer of Celldex Therapeutics, Inc., where he raised more than $500 million from equity, convertible debt and private placement transactions, as well as devised and led financial strategies to successfully complete several asset acquisitions adding substantial long-term value for the company. Prior to Celldex, Mr. Catlin held senior financial and operational positions with biopharma companies Endogen, Inc. and Repligen Corporation. Mr. Catlin earned a B.A. in Psychology from the University of Virginia and an MBA from Babson College. He is also a certified public accountant. Mr. Catlin’s more than 22 years of experience as a senior financial officer of public biopharmaceutical companies make him a valuable member of our board of directors.

Anthony DiGiandomenico – Director

Mr. DiGiandomenico joined our board of directors in April 2017. He also serves on the board of directors of ENDRA Life Sciences Inc., a developer of enhanced ultrasound technology, since July 2013, and Cue Biopharma, Inc., a biopharmaceutical company, since June 2015. Since he co-founded MDB in 1997, Mr. DiGiandomenico has been enabling investment into early-stage disruptive technologies. He has worked alongside a wide range of companies in the biotechnology, medical devices, high technology, and renewable energy spaces. Mr. DiGiandomenico holds an MBA from the Haas School of Business at the University of California, Berkeley and a BS in Finance from the University of Colorado. Mr. DiGiandomenico’s financial expertise, general business acumen and significant executive leadership experience position him well to make valuable contributions to our board of directors.

Wayne Pisano – Director

Mr. Pisano joined our board of directors in April 2018. He also serves on the board of directors of Immunovaccine Inc., a biopharmaceutical company, since October 2011, and Oncolytics, Inc., a biotechnology company, since May 2013. Mr. Pisano served as president and CEO of VaxInnate, a biotechnology company, from January 2012 until November 2016. Prior to VaxInnate, Mr. Pisano was at Sanofi Pasteur from 1997 to 2011 and was President and CEO there from 2007 until his retirement in 2011. He has a bachelor’s degree in biology from St. John Fisher College, New York and an MBA from the University of Dayton, Ohio. Mr. Pisano’s depth of experience across the spectrum of commercial operations, public immunization policies and pipeline development make him a valuable member of our board of directors.

Current directors not standing for re-election

In addition to our current directors nominated for election listed above, the following directors will not stand for re-election, but will continue to serve on our board of directors through the date of our Annual Meeting:

Cameron Gray

Dr. Gray has served on our board of directors since April 2017. He also serves on the board of directors of Cue Biopharma, Inc., a biopharmaceutical company, since June 2015, and served as its chief executive officer from June 2015 to August 2016. He is a Managing Director at MDB. Dr. Gray has been with MDB since September 2013. Dr. Gray has a Juris Doctor degree from George Washington University School of Law, a Ph.D. in biophysics from the University of Virginia, and a Bachelor of Arts degree in physics from Princeton University.

Francisco Leon - Co-Founder, Chief Scientific Officer,

Dr. Leon has served on our board of directors since April 2017. Dr. Leon will continue to serve in his capacity as Chief Scientific Officer. For Dr. Leon’s biography, please see the section below entitled “Executive Officers.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

The Board of Directors and Its Committees

Board of Directors.

Our Board is currently composed of seven directors, but effective as of the time of the Annual meeting, our Board will be reduced to five members in order to allow us to meet the requirement that a majority of our directors be deemed independent under the rules of The Nasdaq Capital Market. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Our Board met nine times in 2018. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). This is our first Annual Meeting since our initial public offering on July 3, 2018. We do not have a formal policy requiring members of the Board to attend our annual meetings.

Director Independence

Our common stock is listed on The Nasdaq Capital Market. Under the rules of The Nasdaq Capital Market, independent directors must comprise a majority of our Board. In addition, the rules of The Nasdaq Capital Market require that all the members of such committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Compensation committee members must also satisfy the independence criteria established by The Nasdaq Capital Market in accordance with Rule 10C-1 under the Exchange Act. Under the rules of The Nasdaq Capital Market, a director will only qualify as an “independent director” if, among other qualifications, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

We rely on the phase-in rules of The Nasdaq Capital Market with respect to the independence of our board of directors. In accordance with this phase-in provision, a majority of our Board will be independent as of the Annual Meeting, which is within one year of July 3, 2018, the effective date of our registration statement.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based on information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Avery Catlin, Anthony DiGiandomenico and Wayne Pisano do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Rules of The Nasdaq Capital Market and the SEC.

In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence. We intend to comply with the other independence requirements for committees within the time periods specified above

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Our Board may establish other committees to facilitate the management of our business. Our Audit Committee, Compensation Committee and Nominating and Governance Committee each consist of Mr. Catlin, Mr. DiGiandomenico and Mr. Pisano. Mr. Catlin is the Board’s audit committee financial expert.

Audit Committee.

The Board has established an Audit Committee currently consisting of Mr. Catlin (Chairman), Mr. DiGiandomenico and Mr. Pisano. The Audit Committee’s primary functions are to oversee and review: the integrity of the Company’s financial statements and other financial information furnished by us, our compliance with legal and regulatory requirements, our systems of internal accounting and financial controls, the independent auditor’s engagement, qualifications, performance, compensation and independence, related party transactions, and compliance with our Code of Business Conduct and Ethics.

The Audit Committee also appoints (and recommends that the Board submit for shareholder ratification), compensates, retains and oversees the independent auditor retained for the purpose of preparing or issuing an audit report or other related service. In addition, the Audit Committee discusses guidelines and policies related to risk assessment and risk management with us, prepares an Audit Committee report in accordance with SEC regulations, sets policies regarding the hiring of employees or former employees of our independent auditors, reviews and investigates any matters pertaining to integrity of management, including conflicts of interest, reviews related party transactions, reviews financial reporting and accounting standards, meets with officers as necessary, reviews the independence of the independent public accountants and reviews the adequacy of our internal accounting controls.

Each member of the Audit Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of The Nasdaq Capital Market. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board determined that Mr. Catlin is an “audit committee financial expert,” as defined under the applicable rules of the SEC and The Nasdaq Marketplace Rules. The Audit Committee met one time during 2018. Our Board has adopted an Audit Committee Charter, which is available for viewing at www.proventionbio.com.

Compensation Committee.

The Board has established a Compensation Committee currently consisting of Mr. Pisano (Chairman), Mr. Catlin and Mr. DiGiandomenico. The primary functions of the Compensation Committee are to facilitate the Board’s discharge of its responsibilities relating to the evaluation and compensation of our executives, oversee the administration of our compensation plan, review and determine director compensation, and prepare any reports on executive compensation required by the SEC and The Nasdaq Capital Market.

The Compensation Committee also establishes, in consultation with our senior management, and periodically reviews, a general compensation strategy for us and our subsidiaries, reviews the chief executive officer’s compensation and evaluates his or her performance (at least annually), reviews and discusses compensation disclosure as may be required by the SEC, reviews and makes recommendations with respect to incentive compensation plans and equity-based plans, and conducts or authorizes investigations or studies of any matters within the scope of Compensation Committee’s responsibilities.

To determine executive compensation, the Compensation Committee, with input from the chief executive officer (who shall not participate in the deliberations regarding his or her own compensation), at least annually reviews and makes recommendations to the Board of appropriate compensation levels or other terms of employment for each of the four executives. The Compensation Committee considers all factors it deems relevant.

The Compensation Committee met one time during 2018. Our Board has determined that each member of the Compensation Committee currently serving is independent under the listing standards, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board has adopted a Compensation Committee Charter, which is available for viewing at www.proventionbio.com.

Nominating and Corporate Governance Committee.

The Board has established a Nominating and Corporate Governance Committee consisting of Mr. DiGiandomenico (Chairman), Mr. Catlin and Mr. Pisano. The primary functions of the Nominating and Corporate Governance Committee are to identify, review the qualifications of, and recommend to the Board, proposed nominees for election to the Board (consistent with criteria approved by the Board), select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders, and oversee the annual evaluation of the Board and management.

The Nominating and Corporate Governance Committee also makes recommendations to the full Board regarding the size and composition of the Board and the criteria for Board and committee membership, establishes procedures to be followed by stockholders in submitting recommendations for director candidates, establishes a process for identifying and evaluating nominees for the Board, retains advisory firms to help identify director candidates, and reviews stockholder proposals and proposed responses.

The Nominating and Corporate Governance Committee did not meet during 2018. All members of the Nominating and Governance Committee are independent directors as defined under the Nasdaq listing standards. Our Board has adopted a Nominating and Corporate Governance Charter, which is available for viewing at www.proventionbio.com.

Stockholder Nominations for Directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications.” All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, as described below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

●	the name and address of record of the security holder;

●	a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

●	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

●	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

●	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating and Corporate Governance Committee periodically considers the Board’s leadership structure. This consideration includes the pros and cons of alternative leadership structures in light of our operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

The Board does not currently have a Chairman of the Board. Additionally, the Board does not have a formal policy as to whether the same person may serve as both the principal executive officer and Chairman and, in the event such person does serve in such dual capacity, whether a lead independent director should be designated by the Board for Board leadership purposes. At the present time, the Board does not believe that such a policy is necessary because it believes that the current Board membership, together with our management, possess the requisite leadership and industry skills, expertise and experiences to effectively oversee the business and affairs of the Company. Moreover, the Board prefers to retain the flexibility to select the appropriate leadership structure for the Company based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions, affecting us at any given time. Notwithstanding the foregoing, the independent directors of this Board regularly participate in executive sessions outside of the presence of any management directors or other members of our management.

Our Board oversees our risk management. This oversight is administered primarily through the following:

●	the Board’s review and approval of our plans for our business (presented to the Board by the Chief Executive Officer and other management), including the projected opportunities and challenges facing our business;

●	the Board’s periodic review of our business developments and financial results;

●	our Audit Committee’s oversight of our internal control over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of our internal controls and financial reporting; and

●	our Compensation Committee’s review and recommendations to the Board regarding our executive officer compensation and its relationship to our business goals.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Provention Bio, Inc., P.O. Box 666, Oldwick, NJ 08858, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to provide guidance to directors, officers and employees to help them recognize and deal with ethical issues, to provide mechanisms to report unethical or illegal conduct and to contribute positively to our culture of honesty and accountability. Our Code of Business Conduct and Ethics is publicly available on our website at www.proventionbio.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to our directors or executive officers, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

Limitation of Directors’ Liability and Indemnification

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with us.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name of Individual	Age	Position and Office
Ashleigh Palmer	56	Co-Founder, President, Chief Executive Officer, Director
Andrew Drechsler	47	Chief Financial Officer
Francisco Leon	47	Co-Founder, Chief Scientific Officer, Director
Eleanor Ramos	62	Chief Medical Officer and Chief Operating Officer

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Ashleigh Palmer

For Mr. Palmer’s biography, please see the section above entitled “Nominees for Election.”

Andrew Drechsler

Mr. Drechsler joined Provention as Chief Financial Officer (CFO) in September 2017. Mr. Drechsler has over 20 years of financial and operational leadership experience in life sciences companies. Prior to Provention, Mr. Drechsler was most recently CFO of Insmed Incorporated from 2012 to 2017. Mr. Drechsler’s prior roles also include: CFO of VaxInnate Corporation, a privately held clinical-stage biotechnology company that developed vaccines for infectious diseases; CFO of publicly-traded Valera Pharmaceuticals where he completed an initial public offering; controller for Abbott Laboratories’ Point of Care Division, which was publicly-traded as i-STAT Corporation prior to being acquired by Abbott; controller of Biomatrix, Inc., which was publicly-traded prior to being acquired by Genzyme. Mr. Drechsler graduated magna cum laude from Villanova University with a BS in Accounting and received his certified public accountant license in New Jersey.

Francisco Leon

Dr. Leon, co-founder of Provention and its Chief Scientific Officer, joined Provention in October 2017. Dr. Leon brings to the Company a breadth of experience and expertise from his academic and industry careers in the fields of immunology and immune-mediated disease clinical research. Dr. Leon was most recently the Chief Executive Officer and Chief Medical Officer of Celimmune, LLC, a clinical development-stage immunotherapy company dedicated to developing transformational therapies for celiac disease and refractory celiac disease (intestinal lymphoma). Celimmune was acquired by Amgen Inc. in November 2017. Prior to founding Celimmune in 2015, Dr. Leon served as Vice President and Head of Translational Medicine at Johnson & Johnson’s Janssen Pharmaceuticals, where he led early-stage clinical development in immunology. Before joining Janssen in 2010, Dr. Leon served as Chief Medical Officer at Alba Therapeutics; Director of Clinical Development, Inflammation & Respiratory at Medimmune (AstraZeneca); and Director of Clinical Discovery, Immunology & Oncology at Bristol-Myers Squibb. Prior to joining the biopharma industry, Dr. Leon served as a Postdoctoral Fellow at the National Institutes for Allergy and Infectious Diseases (NIAID) of the National Institutes of Health (NIH). In 2011, he became an Associate Professor of Medicine at Jefferson Medical College in Philadelphia, where he continues to contribute to the clinical research efforts of the Department of Gastroenterology. Dr. Leon is a clinical and translational immunologist who received his M.D. and Ph.D. from Autónoma University in Madrid, Spain. In his 20 years of experience in translational immunology, Dr. Leon has authored or co-authored more than 75 peer-reviewed articles and book chapters, as well as several issued patents and patent applications.

Eleanor Ramos

Dr. Ramos joined Provention in July 2017 as its Chief Medical and Chief Operating Officer. Dr. Ramos’ background includes significant clinical expertise in autoimmunity, inflammation, organ transplant rejection and the treatment of acute and chronic viral infections. Prior to joining Provention, Dr. Ramos served as a Chief Medical Officer of Global Blood Therapeutics Inc., a biopharmaceutical company dedicated to developing novel therapeutics to treat blood-based and hypoxemic pulmonary disorders from 2014 to 2016. Her past experience includes roles as Chief Medical Officer of Theraclone Sciences, a therapeutic antibody discovery and development company, where she oversaw the development of clinical programs in viral diseases including severe influenza from 2011 to 2014, and as Chief Medical Officer at ZymoGenetics, Inc., overseeing its clinical portfolio across infectious diseases/hepatitis C, immunology/lupus nephritis, oncology and hemostasis from 2009 to 2011. Dr. Ramos is currently a member of the Scientific Advisory Board of EpiVax Oncology, a private biotechnology company focused on developing personalized cancer vaccines, and a member of the Board of Directors of ASK, a non-profit organization dedicated to increasing awareness of lung cancer in women, particularly those of Asian descent. Her experience also encompasses leading the Clinical Trials Group at the Immune Tolerance Network, a collaborative network for clinical research funded by the National Institute of Allergy and Infectious Diseases. She holds a medical degree and undergraduate degree from Tufts University, along with advanced training in the subspecialty of nephrology with a focus on transplantation immunology at Brigham and Women’s Hospital, Harvard Medical School.

There are no family relationships among any of our directors and executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation awarded to or earned by our chief executive officer, chief financial officer and the two most highly-compensated executive officers (other than the chief executive officer and chief financial officer) who were serving as executive officers as of December 31, 2018 and December 31, 2017. The persons listed in the following table are referred to herein as the “named executive officers.” We had no other executive officers in 2018 and 2017.

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary ($)		Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Ashleigh Palmer	2018	425,000		147,500	-	11,000	583,500
Chief Executive Officer	2017	290,417	(3)	35,000	449,628	2,833	777,878

Andrew Drechsler	2018	360,000		128,000	-	11,000	499,000
Chief Financial Officer	2017	120,000	(4)	-	536,303	19,681	675,984

Francisco Leon	2018	395,000		158,500	-	11,000	564,500
Chief Scientific Officer	2017	98,750	(5)	35,000	449,628	80,350	663,728

Eleanor Ramos	2018	395,000		128,625	-	11,000	534,625
Chief Medical and Chief Operating Officer	2017	197,500	(6)	-	536,303	3,950	737,753

(1)	Represents the aggregate grant date fair value for grants made in 2018 and 2017 computed in accordance with FASB ASC Topic 718. This calculation assumes that the executive will perform the requisite service for the award to vest in full. The assumptions used in valuing options are described in note 10 to our financial statements included in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 19, 2019.

(2)	The compensation included in the “All Other Compensation” column for 2018 includes matching contributions that we made under our 401(k) plan of $11,000 for Mr. Palmer, Mr. Drechsler, Dr. Leon, and Dr. Ramos. “All Other Compensation” for 2017 includes matching contributions that we made under our 401(k) plan of $2,833 for Mr. Palmer, $3,606 for Mr. Drechsler, $5,350 for Dr. Leon, and $3,950 for Dr. Ramos. “All Other Compensation” for 2017 also includes consulting payments of $16,075 for Mr. Drechsler and $75,000 for Dr. Leon for consulting services provided prior to their joining the Company.

(3)	Mr. Palmer’s employment commenced on April 25, 2017 at an annual salary of $425,000. Mr. Palmer was paid a one-time sign-on bonus of $35,000 in May 2017.

(4)	Mr. Drechsler’s employment commenced on September 1, 2017 at an annual salary of $360,000.

(5)	Dr. Leon’s employment commenced on October 1, 2017 at an annual salary of $395,000. Dr. Leon was paid a one-time sign-on bonus of $35,000 in November 2017.

(6)	Dr. Ramos’ employment commenced on July 1, 2017 at an annual salary of $395,000.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

The material terms of each named executive officer’s employment agreement or arrangement are described below.

Ashleigh Palmer

In April 2017, we entered into an employment agreement with Ashleigh Palmer, our co-founder and President and Chief Executive Officer, for an initial term ending on April 25, 2020 unless earlier terminated. Compensation under the agreement included an annual salary of $425,000, with annual review and adjustment at the discretion of the compensation committee or the board of directors, a signing bonus of $35,000, and an annual incentive bonus of 25% of annual salary based on the achievement of our corporate objectives and the executive’s individual objectives, in each case as established by the compensation committee or the board. In January 2019, the Board of Directors, after performing a peer company review, approved an increase to Mr. Palmer’s salary to $500,000, with an annual incentive bonus target of 40%. The agreement also provided for the grant of stock options to purchase shares of our common stock. The agreement may be terminated by us without cause or by the executive for good reason, each as defined in the agreement, in which case, among other things and subject to certain requirements of the agreement, the executive would be entitled severance in the amount of 12 months of base salary and accelerated vesting for equity awards that would have vested within 12 months of the expiration date; provided that, in the event of a termination by us without cause or by the executive for good reason within 24 months following a change in control of the company, as defined in the agreement, the executive will be entitled to 18 months of severance and accelerated equity awards vesting of 18 months.

Francisco Leon

In April 2017, we entered into a consulting and employment agreement with Francisco Leon, our co-founder and Chief Scientific Officer, for an initial term ending on April 25, 2020 unless earlier terminated. Compensation under the agreement included a monthly consulting fee of $15,000 through September 30, 2017, the period during which the executive served as a consultant to us, and an annual salary of $395,000 commencing October 1, 2017, when the executive ceased to be a consultant and commenced his employment as Chief Scientific Officer, with annual review and adjustment at the discretion of the compensation committee or the board of directors, a signing bonus of $35,000, and an annual incentive bonus of 25% of annual salary based on the achievement of our corporate objectives and the executive’s individual objectives, in each case as established by the compensation committee or the board. In January 2019, the Compensation Committee, after performing a peer company review, approved an increase to Mr. Leon’s salary to $425,000, with an annual incentive bonus target of 40%. The agreement also provided for the grant of stock options to purchase shares of the Company’s common stock. The agreement may be terminated by us without cause or by the executive for good reason, each as defined in the agreement, in which case, among other things and subject to certain requirements of the agreement, the executive would be entitled severance in the amount of 12 months of base salary and accelerated vesting for equity awards that would have vested within 12 months of the termination date; provided that, in the event of a termination by us without cause or by the executive for good reason within 24 months following a change in control of the company, as defined in the agreement, the executive will be entitled to 18 months of severance and accelerated equity awards vesting of 18 months.

Andrew Drechsler

In September 2017, we entered into an employment agreement with Andrew Drechsler, our Chief Financial Officer. Compensation under the agreement includes an annual salary of $360,000, with annual review and adjustment at the discretion of the compensation committee or the board of directors, and an annual incentive bonus of 25% of annual salary based on the achievement of our corporate objectives and the executive’s individual objectives, in each case as established by the compensation committee or the board. In January 2019, the Compensation Committee, after performing a peer company review, approved an increase to Mr. Drechsler’s salary to $390,000, with an annual incentive bonus target of 40%. The agreement also provided for the grant of stock options to purchase shares of our common stock. The agreement may be terminated by us without cause or by the executive for good reason, each as defined in the agreement, in which case, among other things and subject to certain requirements of the agreement, the executive would be entitled severance in the amount of nine months of base salary and accelerated vesting for equity awards that would have vested within six months of the termination date; provided that, in the event of a termination by us without cause or by the executive for good reason within 24 months following a change in control of the company, as defined in the agreement, the executive will be entitled to nine months of severance and accelerated vesting for equity awards that would have vested within 12 months of the termination date.

Eleanor Ramos

In June 2017, we entered into an employment agreement with Eleanor Ramos, our Chief Medical Officer and Chief Operating Officer, for an initial term ending on July 1, 2020 unless earlier terminated. Compensation under the agreement includes an annual salary of $395,000, with annual review and adjustment at the discretion of the compensation committee or the board of directors, and an annual incentive bonus of 25% of annual salary based on the achievement of our corporate objectives and the executive’s individual objectives, in each case as established by the compensation committee or the board. In January 2019, the Compensation Committee, after performing a peer company review, approved an increase to Ms. Ramos’s salary to $425,000, with an annual incentive bonus target of 40%. The agreement also provided for the grant of stock options to purchase shares of our common stock. The agreement may be terminated by us without cause or by the executive for good reason, each as defined in the agreement, in which case, among other things and subject to certain requirements of the agreement, the executive would be entitled severance in the amount of six months of base salary and accelerated vesting for equity awards that would have vested within six months of the termination date; provided that, in the event of a termination by us without cause or by the executive for good reason within 24 months following a change in control of the company, as defined in the agreement, the executive will be entitled to nine months of severance and accelerated equity awards vesting of 12 months.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information, on an award-by-award basis, concerning unexercised options to purchase common stock, restricted shares of common stock and common stock that has not yet vested for each named executive officer and outstanding as of December 31, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END—2018

Name and Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexerised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Ashleigh Palmer	203,145	338,575	(1)	2.50	4/25/2027
Chief Executive Officer

Andrew Drechsler	206,688	325,032	(2)	2.50	9/10/2027
Chief Financial Officer

Francisco Leon	203,145	338,575	(1)	2.50	4/25/2027
Chief Scientific Officer

Eleanor Ramos	216,688	325,032	(2)	2.50	9/10/2027
Chief Medical Officer & Chief Operating Officer

(1)	These options vest in eight equal semi-annual installments beginning in October 2017 and ending in April 2021.

(2)	Forty percent of these options vest in four equal annual installments beginning in September 2018 and ending in September 2022. Sixty percent of these options vest upon the achievement of certain performance-based milestones.

There were no grants of stock-based awards made to our named executive officers during the year ended December 31, 2018.

COMPENSATION OF DIRECTORS

Non-Employee Director Compensation Policy

Our director compensation policy provides for the following cash compensation to our non-employee directors:

●	each non-employee director receives an annual base fee of $30,000;

●	our chairman of our audit committee receives an annual fee of $15,000; our chairman of our compensation committee receives an annual fee of $10,000; and our chairman of our nominating and governance committee receives an annual fee of $7,500.

●	other members of the audit committee, compensation committee and nominating and governance committee receive an annual fee of $5,000.

This policy provides for the following equity compensation to our non-employee directors:

●	upon appointment, each non-employee director receives an initial stock option grant to purchase shares of our common stock.

●	at each annual meeting, each non-employee director will receive an annual stock option grants to purchase shares of our common stock.

The initial stock option grants for each non-employee director vest in eight equal semi-annual installments over a four-year period. Annual stock options granted to our non-employee directors, subject to the director's continued service on our board, vest, or will vest, over a one-year period through the earlier of the business day before the next annual meeting of stockholders or the first anniversary of the grant date, at which time they vest in full.

All cash fees under the director compensation policy are paid on a quarterly basis and no per meeting fees are paid. We also reimburse non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.

Except as set forth in the table below, the non-employee directors did not receive any cash or equity compensation during 2018.

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)

Avery Catlin	16,250	293,948	-	310,198

Anthony DiGiandomenico	26,875	302,847	-	329,722

Cameron Gray	22,500	302,847	-	325,347

Wayne Pisano	27,500	302,847	-	330,347

(1)	Represents the aggregate grant date fair value for grants made in 2018 computed in accordance with FASB ASC Topic 718. This calculation assumes that the non-employee director will perform the requisite service for the award to vest in full. The assumptions used in valuing options are described in note 10 to the Company’s financial statements included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 19, 2019.

Amended and Restated 2017 Stock Incentive Plan

General

On June 12, 2018, our Board adopted the Amended and Restated 2017 Stock Incentive Plan, or the Plan, subject to stockholder approval, which was received on June 22, 2018, pursuant to the terms described herein.

The general purpose of the Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2018:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($/share)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	3,476,118	$2.85	383,306
Equity compensation plans not approved by security holders	—	—	—
Total	3,476,118	$2.85	383,306

(1)	Includes our Amended and Restated 2017 stock incentive plan. As described in Note 10 to our financial statements included in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 19, 2019, the Plan includes provisions for an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2019 and continuing until, and including, the fiscal year ending December 31, 2028, with such annual increase to be equal to (1) the difference between (x) 18% of the total shares of the Company’s common stock outstanding, on a fully diluted basis, on December 31st of the preceding calendar year, and (y) the total number of shares of the Company’s common stock reserved under the Plan on December 31st of such preceding calendar year or (2) an amount less than this calculated increase as determined by the board of directors. In connection with the evergreen provisions of the Plan, the number of shares available for issuance under the Plan was increased by 3,050,893 shares, as determined by the board of directors under the provisions described above, effective as of January 1, 2019.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Provention Bio, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2018 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2018.

2.	The Audit Committee has discussed with representatives of EisnerAmper LLP, the independent public accounting firm, the matters which are required to provide to our audit committee, including the matters required to be discussed by generally accepted auditing standards (including Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees).

3.	The Audit Committee has discussed with EisnerAmper LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by EisnerAmper LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Audit Committee,

Avery Catlin, Chairman

Anthony DiGiandomenico

Wayne Pisano

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 9, 2019 with respect to the beneficial ownership of our common stock by the following: (i) each of our current directors; (ii) each of the named executive officers; (iii) the current executive officers; (iv) all of the current executive officers and directors as a group; and (v) each person known by us to own beneficially more than five percent (5%) of the outstanding shares of our common stock.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of our common stock issuable under options or warrants that are exercisable on or within 60 days after April 9, 2019 (“Presently Exercisable Options or Warrants”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 37,361,562 shares of common stock issued and outstanding as of April 9, 2019 plus any shares issuable upon exercise of Presently Exercisable Options or Warrants held by such person or entity.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executives Officer, Executive Officers and Directors
Ashleigh Palmer (1)	2,814,185	7.5%
Francisco Leon (2)	2,818,360	7.5%
Andrew Drechsler (3)	222,938	**
Eleanor Ramos (4)	276,688	**
Avery Catlin (5)	36,123	**
Anthony DiGiandomenico (6)	99,835	**
Cameron Gray (7)	1,240,947	3.3%
Wayne Pisano (8)	23,623	**
Jeffrey Bluestone (9)	14,625	**
All Executive Officers and Directors as a group (9 persons) (10)	7,547,324	19.6%
5% Stockholders
Johnson & Johnson Innovation-JJDC, Inc. (11)	2,400,000	6.4%
Vactech Oy (12)	2,000,000	5.4%
Peter A. Appel (13)	1,950,000	5.2%
Entities affiliated with MDB Capital, LLC (14)	1,904,503	5.1%
MacroGenics, Inc. (15)	2,432,688	6.1%

(*)	Unless otherwise indicated, the address is c/o Provention Bio, Inc., P.O. Box 666, Oldwick, NJ 08858.

(**)	Less than 1%.

(1)	Consists of (i) 2,543,325 shares of common stock and (ii) 270,860 shares of common stock underlying options exercisable as of April 9, 2019 or will become exercisable within 60 days after such date.

(2)	Consists of (i) 2,547,500 shares of common stock and (ii) 270,860 shares of common stock underlying options exercisable as of April 9, 2019 or will become exercisable within 60 days after such date.

(3)	Consists of (i) 16,250 shares of common stock and (ii) 206,688 shares of common stock underlying options exercisable as of April 9, 2019 or will become exercisable within 60 days after such date.

(4)	Consists of (i) 60,000 shares of common stock and (ii) 216,688 shares of common stock underlying options exercisable as of April 9, 2019 or will become exercisable within 60 days after such date.

(5)	Consists of (i) 20,000 shares of common stock and (ii) 16,123 shares of common stock underlying options exercisable as of April 9, 2019 or will become exercisable within 60 days after such date.

(6)	Consists of (i) 83,712 shares of common stock and (ii) 16,123 shares of common stock underlying options exercisable as of April 9, 2019 or will become exercisable within 60 days after such date.

(7)	Consists of (i) 1,080,000 shares of common stock and (ii) 16,123 shares of common stock underlying options and 144,824 shares of common stock underlying warrants exercisable as of April 9, 2019 or will become exercisable within 60 days after such date.

(8)	Consists of (i) 7,500 shares of common stock and (ii) 16,123 shares of common stock underlying options exercisable as of April 9, 2019 or will become exercisable within 60 days after such date.

(9)	Consists of 14,625 shares of common stock.

(10)	Consists of (i) 6,372,912 shares of common stock and (ii) 1,029,588 shares of common stock underlying options and 144,824 shares of common stock underlying warrants exercisable as of April 9, 2019 or will become exercisable within 60 days after such date.

(11)	All information regarding Johnson & Johnson Innovation-JJDC, Inc. is based on information disclosed in a statement on Schedule 13G filed with the SEC on January 22, 2019. Johnson & Johnson Innovation-JJDC, Inc and Johnson & Johnson have shared voting and dispositive power for 2,400,000 shares of our common stock. The address for the reporting person is 410 George Street, New Brunswick, NJ 08901.

(12)	All information regarding Vactech Oy is based on information disclosed in a statement on Schedule 13G filed with the SEC on February 14, 2019. The address for the reporting person is Biokatu 8, Tampere H9 33520.

(13)	All information regarding Peter A. Appel is based on information disclosed in a statement on Schedule 13G filed with the SEC on July 30, 2018. The address for the reporting person is 3505 Main Lodge Drive, Coconut Grove, FL 33133.

(14)	All information regarding entities affiliated with MDB Capital Group, LLC is based on information disclosed in a statement on Schedule 13D/A filed with the SEC on September 4, 2018 and includes 274,289 shares of common stock underlying warrants exercisable as of April 9, 2019 or will become exercisable within 60 days after such date. MDB Capital Group, LLC and Christopher A. Marlett Living Trust, a trust beneficially owned by Christopher A. Marlett, the chief executive officer of the reporting person, have shared voting and dispositive power for 34,921 shares of our common stock. The address for the reporting person is 2425 Cedar Springs Road, Dallas, TX 75201.

(15)	Consists of 2,432,688 shares of common stock underlying warrants exercisable as of April 9, 2019. The address of MacroGenics, Inc. is 9704 Medical Center Drive, Rockville, MD 20850.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of copies of Forms 3, 4 and 5 furnished to us, we believe that all of our directors, executive officers and any other applicable stockholders timely filed all reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2018, except Cameron Gray was delinquent in filing a Form 4 report in July 2018. Such filing has been made as of the time of filing this proxy statement.

Transactions with Related Persons

Other than compensation arrangements for named executive officers and directors, we describe below each transaction and series of similar transactions, since the beginning of fiscal year 2018, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the smaller reporting company’s total assets at year-end for the last two completed fiscal years; and

●	any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation”.

2018 Initial Public Offering

In July 2018, MDB served as the underwriter for our IPO and we paid MDB cash underwriters’ fees and expenses of $3.6 million. Further, we issued to MDB underwriter warrants to purchase 1,596,956 shares of our common stock. The warrants are exercisable, beginning July 3, 2019 for five years at $5.00 per share. As of December 31, 2018, MDB beneficially owned approximately 5.1% of our common stock and two employees of MDB are current directors, one of which is Mr. DiGiandomenico who is standing for election.

Vactech Ltd.

We paid transition and advisory service fees to Vactech Ltd., who beneficially owned approximately 5.4% of our common stock, approximately $0.3 million for the year ended December 31, 2018.

Tolerance Therapeutics

In connection with our Asset Purchase Agreement with MacroGenics, we made payments of approximately $0.3 million to Tolerance Therapeutics, Inc. during the year ended December 31, 2018. Dr. Bluestone, who serves on our board of directors and is standing for election, is a majority stockholder in Tolerance Therapeutics, Inc.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

PROPOSAL NO. 2: TO RATIFY THE APPOINTMENT OF EISNERAMPER LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2019

The Audit Committee has reappointed EisnerAmper LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2019 and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees for professional services rendered by EisnerAmper LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2018	2017
Audit Fees	$283,700	$109,700
All Other Fees	—	—
Total Fees	$283,700	$109,700

Audit Fees

Represents fees for professional services provided in connection with the audit of our annual financial statements and reviews of our quarterly interim financial statements, and audit services provided in connection with other statutory or regulatory filings. Audit fees also include fees for reviews of registration statements.

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining EisnerAmper LLP’s independence and has determined that such services for fiscal years 2018 and 2017 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee is responsible for reviewing and discussing the audit financial statements with management, discussing with the independent registered public accountants the matters required by Public Company Accounting Oversight Board Auditing Standard No. 1301 Communications with Audit Committees, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board that the audit financial statements be included in our Annual Report on Form 10-K.

Attendance at Annual Meeting

Representatives of EisnerAmper LLP will be present at the Annual Meeting and will make a statement if they desire to do so and to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
RATIFICATION OF THE INDEPDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2020 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2020 Annual Meeting of Stockholders must be received by us no later than December 16, 2019 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Provention Bio, Inc., P.O. Box 666, Oldwick, NJ 08858 Attn.: Secretary.

Our bylaws state that a stockholder must provide timely written notice of a proposal or must timely submit a nomination of a director candidate, to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2020 Annual Meeting of Stockholders, a stockholder’s notice or nomination shall be timely received by us at our principal executive office no later than April 14, 2020 and no earlier than March 15, 2020; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, a stockholder’s notice or nomination shall be timely if received by us at our principal executive office not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by the Company. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals or nominations, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal or nomination shall be mailed to: Provention Bio, Inc., P.O. Box 666, Oldwick, NJ 08858, Attn.: Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), filed with the SEC may be obtained without charge by writing to Provention Bio, Inc., P.O. Box 666, Oldwick, NJ 08858, Attn.: Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 9, 2019. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2018 and certain other related financial and business information are contained in our 2018 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Provention Bio, Inc., P.O. Box 666, Oldwick, NJ 08858, Attn.: Secretary, or by phone at (908) 336-0360. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Ashleigh Palmer
Ashleigh Palmer, President and Chief Executive Officer

April 15, 2019

Oldwick, New Jersey

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – [1-800-690-6903]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	**For All**	**Withhold All**	**For All Except**	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐	______________________

1. Election of Directors

Nominees

For a 1-year term ending in 2020

01 Ashleigh Palmer
02 Jeffrey Bluestone
03 Avery Catlin
04 Anthony DiGiandomenico
05 Wayne Pisano

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Ratification of EisnerAmper, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000332999_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

---

Provention Bio, Inc.
Annual Meeting of Shareholders
May 29, 2019 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ashleigh Palmer and Andrew Drechsler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Provention Bio, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 09:00 AM, EST on May 29, 2019, at the offices of Lowenstein Sandler, LLP, One Lowenstein Drive, Roseland, NJ 07068 , and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000332999_2 R1.0.1.15